January 28, 2025 INVESTOR PRESENTATION Exhibit 99.1 COASTAL FINANCIAL CORPORATION

2 LEGAL INFORMATION AND DISCLAIMER Important note regarding forward-looking statements: Statements made in this presentation (or conveyed orally) which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding Coastal Financial Corporation's ("Coastal") plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans, and net interest margin. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Net interest income net of BaaS loan expense divided by average earning assets is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income. Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest margin. This presentation includes non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. Pre-tax, pre-provision net revenue ("PPNR") is presented to illustrate the impact of provision for income tax, provision for credit losses, BaaS credit and fraud indemnification income and BaaS loan expense have on net income. The most directly comparable GAAP measure is net income. Core expenses is presented to illustrate the impact of BaaS loan expense and BaaS fraud expenses and reimbursement of expenses (BaaS) have on noninterest expense. The most directly comparable GAAP measure is noninterest expense. Core net revenue is presented to illustrate the impact of BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (GAAP) and BaaS loan expense have on revenue. The most directly comparable GAAP measure is revenue.

3 FOURTH QUARTER 2024 HIGHLIGHTS Note: Data as of the three months ended December 31, 2024 unless otherwise indicated (1)Core net revenue is a non-GAAP measure which includes net interest income and noninterest income, adjusted for BaaS credit enhancement, BaaS fraud enhancement, reimbursement of expenses (BaaS) and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. Completed $98.0 million capital equity raise - priced at $71.00/share _______________________________ Core net revenue(1) growth of 4.8% from the quarter ended September 30, 2024 Revenue decreased 3.0% compared to the quarter ended September 30, 2024 Due to lower credit enhancement revenue and lower interest income on loans which is offset by a decrease in BaaS loan expense _______________________________ Retaining our portion of fee income on sold credit card loans Total of 182,449 credit cards with fee earning potential up from 81,426 at September 30, 2024 _______________________________ Three signed letters of intent moving toward definitive agreements, active CCBX pipeline and new products with existing partners _______________________________ Sold $845.5 million of loans, the majority of which were credit card receivables, and swept $273.2 million of deposits off balance-sheet

4 FOURTH QUARTER 2024 FINANCIAL SUMMARY • Diluted EPS of $0.94, compared to $0.97 over LQ • Higher diluted EPS 42.2% compared to PYQ; driven by higher noninterest and net interest income • ROA of 1.30% in quarter ended December 31, 2024, compared to 1.34% LQ, and 0.97% in PYQ Note: Data as of the three months ended December 31, 2024 unless otherwise indicated. "LQ" refers to quarter ending September 30, 2024, “PYQ” refers to quarter ended December 31, 2023. (1Pre-tax,pre-provision net revenue, adjusted for provision for credit losses, provision for income taxes, indemnifications and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to net income. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (2)Core net revenue includes net interest income and noninterest income, adjusted for BaaS credit enhancement and BaaS fraud enhancement and reimbursement of expenses (BaaS) and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (3)Core expense includes noninterest expense, adjusted for BaaS loan and BaaS fraud expense and reimbursement of expenses (BaaS) associated with the CCBX operating segment. This produces a figure which can be compared to noninterest expense. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (4) Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders’ equity to total assets as of the date indicated. • Net income of $13.4 million, down 0.7% over LQ, and up 48.3% versus PYQ ◦ Core PPNR(1) of $17.0 million, up 2.6% compared to LQ, and 19.5% versus PYQ • Revenue of $146.5 million, down 3.0% compared to LQ ◦ Total core net revenue(2) of $47.8 million, up 4.8% compared to LQ • Noninterest expense up 4.6% compared to LQ ◦ Core expense(3) growth of 6.0% compared to LQ • Total loans, net of deferred fees increased $72.7 million, or 2.1%, to $3.49 billion as of December 31, 2024, compared to $3.41 billion as of September 30, 2024. • We continue to focus on higher quality CCBX loans with lower loan yields and lower potential losses • CCBX loans sales of $845.5 million, compared to $423.7 million LQ • Deposits decreased $42.0 million, or 1.2%, to $3.59 billion during the quarter ended December 31, 2024, compared to $3.63 billion LQ as a result of normal fluctuations • To provide FDIC deposit insurance coverage and peace of mind to larger deposit customers, our deposits include $414.0 million in fully insured IntraFi network interest bearing demand and money market deposits as of December 31, 2024 EPS Capital Deposits Loan Growth Net Income & Core PPNR • Tangible book value(4) grew 19.8% from LQ and 32.5% versus PYQ to $29.37 per share • Bank Common Equity Tier 1 ratio grew to 11.99%, Bank Total Risk-based stable at 13.28%

FOURTH QUARTER 2024 GAAP RESULTS

	As of and for the Quarter Ended				
(Dollars in thousands, except per share data)	4Q2024	3Q2024	2Q2024	1Q2024	4Q2023
Net interest income	$ 72,377	$ 72,273	$ 66,172	$ 62,206	$ 56,473
Total noninterest income	74,100	78,790	69,138	86,176	63,884
Total Revenue	**146,477**	**151,063**	**135,310**	**148,382**	**120,357**
Provision for credit losses	**61,867**	**70,257**	**62,325**	**83,158**	**60,789**
Total noninterest expense	**67,411**	**64,424**	**57,964**	**56,509**	**47,709**
Income before income tax	17,199	16,382	15,021	8,715	11,859
Provision for income taxes	3,832	2,926	3,425	1,915	2,847
Net Income	**$ 13,367**	**$ 13,456**	**11,596**	**6,800**	**9,012**
Earnings per share – diluted [(1)]	0.94	0.97	0.84	0.50	0.66
Core net revenue [(2)]	$ 47,805	$ 45,608	$ 42,832	$ 41,290	$ 39,737
Balance Sheet Data:					
Loans ex. LHFS	$ 3,486,565	$ 3,413,894	$ 3,321,813	$ 3,195,101	$ 3,021,542
Allowance for loan losses	(176,994)	(171,674)	(148,878)	(139,941)	(117,381)
All other assets	811,637	822,252	786,614	807,902	845,844
Total assets	**4,121,208**	**4,064,472**	**3,959,549**	**3,863,062**	**3,750,005**
Total deposits	3,585,332	3,627,288	3,543,432	3,462,979	3,360,363
Total borrowings	47,884	47,847	47,810	47,771	47,734
All other liabilities	49,288	57,407	51,614	48,603	46,930
Total liabilities	**3,682,504**	**3,732,542**	**3,642,856**	**3,559,353**	**3,455,027**
Total shareholders' equity	**$ 438,704**	**$ 331,930**	**$ 316,693**	**$ 303,709**	**$ 294,978**
Net Interest Margin	**7.23%**	**7.42%**	**7.12%**	**6.92%**	**6.26%**
Net Interest Margin, net of BaaS Loan Expense [(3)]	**4.16%**	**4.06%**	**4.00%**	**4.02%**	**3.92%**
Return on Average Assets	**1.30%**	**1.34%**	**1.21%**	**0.73%**	**0.97%**
Efficiency Ratio	**46.02%**	**42.65%**	**42.84%**	**38.08%**	**39.64%**

(1) Share and per share-diluted amounts are based on total actual or average common shares outstanding, as applicable.
(2) Core net revenue includes net interest income and noninterest income, adjusted for indemnification income, reimbursement of expenses (BaaS) and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.
(3) Net interest margin, net of BaaS loan expense includes the impact of BaaS loan expense on net interest margin. This produces a figure which can be compared to net interest margin. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

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6 SOLID BALANCE SHEET CAPITAL AND LIQUIDITY RATIOS Note: Data as of three months ended December 31, 2024 unless otherwise indicated (in millions) CASH & BORROWINGS • Combined $1.14 billion cash and immediate borrowing capacity • Represents 30.5% of total deposits at December 31, 2024 • Exceeds $543.0 million in uninsured deposits as of December 31, 2024 • Uninsured deposits include $69.3 million in CCBX cash reserves that are controlled by the Bank Company Tier 1 leverage capital 10.8 % Common equity Tier 1 risk-based capital 12.0 % Tier 1 risk-based capital 12.1 % Total risk-based capital 14.7 % Bank Tier 1 leverage capital 10.6 % Common equity Tier 1 risk-based capital 12.0 % Tier 1 risk-based capital 12.0 % Total risk-based capital 13.3 % Company Cash as a % of total assets 11.0 % Cash and borrowings immediately available as a % of total assets 27.8 % Loan to Deposit Ratio 97.8 % As of December 31, 2024 Cash Reserves $1,144.6 $692.1 $452.5 Borrowings Immediately Available Cash and Cash Equivalents TOTAL CASH RESERVES $— $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0

7 BALANCE SHEET POSITIONING Bank is well positioned for rate changes • Modestly liability sensitive balance sheet • 42% of our assets reprice within 3 months as of December 31, 2024 • 68% of our liabilities reprice within 3 months as of December 31, 2024 Community Bank: • 23% of community bank loans reprice within 3 months as of December 31, 2024 ◦ 2.51 years weighted average reprice • 31% of community bank deposits are noninterest bearing • Estimated that 12% of the community bank deposits may reprice within 3 months as of December 31, 2024 based on current interest rate composition of community bank deposits CCBX: • 64% of CCBX loans reprice within 3 months as of December 31, 2024 • 93% of CCBX deposits reprice within 3 months as of December 31, 2024 Loan Strategy: • shorter term loans • interest rate swaps • variable rate loans Deposit Strategy: • Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits) • CCBX deposit costs - deposits are tied to the Fed Funds rate Note: Data as of and for the quarter ended December 31, 2024 unless otherwise indicated. 44% 45% 42% December 31, 2023 September 30, 2024 December 31, 2024 Three months or less 71% 71% 68% December 31, 2023 September 30, 2024 December 31, 2024 Three months or less Loan Repricing Liability Repricing

8 LONG-TERM STRATEGIC VERTICALS The Community Bank “CCB” Provide Banking as a Service (BaaS) “CCBX” • Best-in-class community bank that offers lending and deposit products to commercial customers • Community bank loan portfolio consists primarily of CRE loans, Construction loans, Land and Land Development loans, and C&I loans - $1.67 billion, or 88.6% of community bank loans • Attractive funding mix with total balance of $1.52 billion, with 72.5% core deposits(1) and cost of deposits of 1.86% • Conservative credit culture with strong Net Charge-off to average loans performance: 0.03% YTD(2) • Provides Banking as a Service (BaaS) to broker dealers and digital financial services providers • 24 partners in various stages; Robust sourcing capabilities, thorough due diligence and refining criteria of potential partner relationships • Strategy of focusing on larger partners, experienced management teams, existing customer bases and strong financial positions. • Exceptional growth in BaaS program fee income(3) of 51.6% YoY • Retain our portion of transaction fee income on sold credit card balances. This provides an on-going and passive revenue stream with no on balance sheet risk • Strong deposit generation platform with total balance of $2.06 billion (10.8% growth YoY), and excludes $273.2 million transferred off the balance sheet for additional FDIC insurance coverage and sweep purposes • 34.6% loan growth YoY, $1.60 billion in total loans receivable, with credit enhancements (on 98.7% of total CCBX loans) and fraud enhancements (on 100% of total CCBX loans) Note: Data as of three months ended December 31, 2024 unless otherwise indicated (1) Core deposits are all deposits excluding brokered and time deposits. (2) Community bank only. (3) Total BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses.

COMPLIANCE AND RISK INVESTMENTS DESIGNED TO SUPPORT FUTURE GROWTH

Company-wide focus on compliance and risk procedures, processes and capabilities

People

- 30% of our staff are risk personnel: Risk Management, Compliance, BSA, Internal Audit, CCBX Risk & Compliance
- Significantly increased our risk personnel as we have grown CCBX
- Hired and continue to hire experienced and talented risk personnel
- Develop risk personnel by supporting the attainment of professional designations/certifications
- Co-sourced resources peaked at June 30, 2024 due to projects and has returned to a more normal level
- This flexible co-sourcing arrangement allows us to deploy resources as needed for growth and to explore new product offerings, changes in volume, etc.

Systems/Automation/Technology

- Use industry leading software and systems
- Focused on the effectiveness and efficiency of our risk systems and processes
- Continued investment in technology to build and enhance the BaaS infrastructure, increase automation, enhance operational efficiency and productivity, and new customer implementations requires significant upfront expense
- Use outsourcing where it make sense and is cost effective without compromising data/privacy/effectiveness
- Employ experts/consultants to evaluate our processes and to develop new and better processes for our growth strategy



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Risk Management
Compliance
BSA
Internal Audit
CCBX Risk
Co-sourced BSA Resources (1)

(1) Co-sourced through national consulting firm to supplement our BSA resources beginning with the quarter ended December 31, 2022.

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10 SEGMENT UPDATES: CCBX & COMMUNITY BANK

11 21 22 24 19 19 19 1 1 1 1 1 1— 1 3— — Wind down - active but preparing to exit relationship Signed letters of intent Implementation / onboarding Friends and family / testing Active December 31, 2023 September 30, 2024 December 31, 2024 CCBX provides banking as a service (BaaS) that enables broker dealers and digital financial services partners to offer their customers banking services 19 active partners with 5 more currently in the testing or signed LOI stage as of December 31, 2024: • Robust sourcing capabilities and intensive due diligence process • Our strategy for new CCBX partnerships is to focus on larger, more established partners, with experienced management teams, existing customer bases and strong financial positions. This strategy will likely yield fewer, but larger, CCBX partnerships moving forward. • We continue to monitor and actively manage the CCBX loan portfolio, and will continue to sell CCBX loans in the coming months as we work to strengthen the balance sheet by optimizing our CCBX portfolio through higher quality loan originations, loan sales, new products and build on our existing relationships. • We expect net interest margin will expand slightly as interest rate sensitive deposits reprice faster than CCBX loans reprice • We will continue to work to grow the portfolio with loans that are subject to increased underwriting standards. We will see lower loan yields on the higher quality loans being originated but will also see lower BaaS loan expense and expect our margins net of BaaS loan expense to be stable or grow Fee-based business model primarily driven by: • Servicing, expense recovery and other BaaS fees • Interchange and transaction fees CCBX Partner Activity Note: Data as of and for the quarter ended December 31, 2024, unless otherwise indicated Business Overview CCBX PARTNER ACTIVITY

Banking as a Service – “BaaS” Partners 12 (1) The acquisition of Brigit by Upbound Group is expected to close in Q1 2025, subject to receipt of requisite regulatory approvals and satisfaction of other customary closing conditions. (1)

13 CCBX REVENUE GROWTH As of and for the three month period indicated (Dollars in thousands) $3,559 $4,046 $5,316 $5,158 $5,554 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 BaaS Program Fee Income Note: Data as of and for the quarter ended December 31, 2024, unless otherwise indicated Revenue Growth • BaaS Fees includes $67.1 million in credit enhancement revenue and fraud enhancement revenue for the three months ended December 31, 2024, compared to $72.2 million for the three months ended September 30, 2024 and $59.2 million for the three months ended December 31, 2023. • Reimbursement for any partner credit enhancement and fraud loss provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partner’s customer loan and deposit accounts and is recognized in noninterest expense. BaaS fraud loss expense increased $3.0 million for the three months ended December 31, 2024 compared to the three months ended September 30, 2024 and increased $4.3 million compared to the three months ended December 31, 2023. • BaaS Program Fee Income includes servicing and other BaaS fees, transaction fees, interchange and reimbursement of expenses and excludes BaaS credit enhancements and BaaS fraud enhancements. BaaS Program Fee Income for the three months ended December 31, 2024 grew 56.1% compared to the three months ended December 31, 2023. BaaS reimbursement of expenses offset increase in noninterest expense as noninterest expenses reimbursed by partners increases. • We expect transaction and interchange fees to increase and servicing and other BaaS fees to decrease and as partner activity grows and contracted minimum fees are replaced with recurring fees which exceed those minimum fees.

14 GROWTH IN CCBX ACTIVITY BASED INCOME CCBX TRANSACTION AND INTERCHANGE INCOME (Dollars in thousands) 62.4% growth over prior year quarter $2,278 $2,661 $2,934 $3,549 $3,699 $1,006 $1,122 $1,309 $1,696 $1,783 $1,272 $1,539 $1,625 $1,853 $1,916 Transaction income Interchange income 4Q2023 1Q2024 2Q2024 3Q2024 4Q2024 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000

15 CCBX LOANS AND DEPOSITS (Dollars in billions) $1.86 $2.10 $2.06 Other deposits Demand, noninterest bearing Interest bearing December 31, 2023 September 30, 2024 December 31, 2024 (Dollars in billions) $1.19 $1.52 $1.60 Other consumer loans Residential RE secured credit cards Commercial and industrial loans Credit cards December 31, 2023 September 30, 2024 December 31, 2024 Growing platform for deposit generation • CCBX deposits decreased $40.7 million, or 1.9%, as of December 31, 2024, compared to September 30, 2024, and growth of $201.3 million, or 10.8%, compared to December 31, 2023 • CCBX deposits are net of an additional $273.2 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage as of December 31, 2024 • CCBX noninterest bearing deposits of $55.7 million as of December 31, 2024 • 98% of CCBX deposits are core deposits(1) Partner loan origination diversifies loan portfolio • Continue to sell loans as part of our strategy to balance credit risk, manage partner and lending limits, protect capital levels and move credit card balances to an off balance sheet fee generating model • As of December 31, 2024, CCBX gross loans increased $87.2 million, or 5.8%, compared to September 30, 2024, and increased $412.3 million or 34.6%, compared to December 31, 2023 • Sold $845.5 million in CCBX loans during the quarter ended December 31, 2024 CCBX Loans CCBX Deposits Note: Data as of and for the quarter ended December 31, 2024, unless otherwise indicated (1) Core deposits are all deposits excluding time deposits and brokered deposits

16 COMMUNITY BANK LOANS AND DEPOSITS (Dollars in billions) $1.50 $1.52 $1.52 Time deposits Demand, noninterest bearing Interest bearing December 31, 2023 September 30, 2024 December 31, 2024 Community Bank Loans Community Bank Deposits Note: Data as of and for the quarter ended December 31, 2024, unless otherwise indicated (1) Core deposits are all deposits excluding time deposits and brokered deposits • Community Bank loans increased $51.8 million, or 2.8%, compared to the quarter ended December 31, 2023 • Conservative credit culture with strong community bank Net Charge-off to average loans performance: 0.03% YTD • Community bank loan portfolio consists primarily of CRE loans, Construction loans, Land and Land Development loans, and C&I loans - $1.67 billion, or 88.6% of community bank loans • Community bank deposits decreased $1.3 million, or 0.1%, during the three months ended December 31, 2024 to $1.52 billion and increased $23.6 million, or 1.6%, compared to the quarter ended December 31, 2023 • Normal balance fluctuations. • Includes noninterest bearing deposits of $471.8 million, or 31.0% of total community bank deposits • Cost of deposits of 1.86%, which compared to 1.92% for the quarter ended September 30, 2024. (Dollars in billions) $1.84 $1.90 $1.89 Other consumer loans Commercial real estate loans Residential real estate loans Construction, land and land development loans Commercial and industrial loans December 31, 2023 September 30, 2024 December 31, 2024

17 SEGMENT OVERVIEW - Community Bank and CCBX (for the three months ended) 1.57% 1.92% 1.86% 4.90% 4.82% 4.19% 3.36% 3.59% 3.21% Community Bank CCBX Consolidated December 31, 2023 September 30, 2024 December 31, 2024 —% 2.50% 5.00% 7.50% Average Cost of Deposits (annualized) 6.32% 6.64% 6.53% 16.30% 17.37% 16.81% 10.29% 11.44% 11.12% Community Bank CCBX - Gross (1) Consolidated December 31, 2023 September 30, 2024 December 31, 2024 —% 5.00% 10.00% 15.00% 20.00% Average Yield - Loans Receivable (annualized) Yield Community Bank & CCBX -GAAP: Average Yield on Loans Receivable CCBX - Net: Net BaaS Loan Income /Average CCBX Loans 6.32% 6.64% 6.53% 16.30% 17.37% 16.81% 9.29% 8.99% 8.81% Community Bank CCBX - Gross GAAP CCBX - Net (2) December 31, 2023 September 30, 2024 December 31, 2024 —% 5.00% 10.00% 15.00% 20.00% 4.15% 3.97% 4.12% 7.90% 9.65% 9.29% 3.15% 3.31% 3.50% Community Bank CCBX - Gross GAAP CCBX - Net (3) December 31, 2023 September 30, 2024 December 31, 2024 —% 2.50% 5.00% 7.50% 10.00% 12.50% Net Interest Margin Community Bank & CCBX - GAAP: Net interest Income/Average Earning Assets CCBX - Net: Net Interest Income, less BaaS Loan Expense/Average Earning Assets (1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company’s community bank loans. (2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (3) Net interest margin, net of BaaS loan expense represents CCBX net interest income less BaaS loan expense divided by average earning assets. This produces a ratio that can be compared to net interest margin of the community bank. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. Positive CCBX net interest margin growth

18 SEGMENT OVERVIEW - Credit Quality 1.18% 1.06% 1.00% 8.04% 9.99% 9.86% 3.88% 5.03% 5.08% Community Bank CCBX Consolidated December 31, 2023 September 30, 2024 December 31, 2024 —% 1.25% 2.50% 3.75% 5.00% 6.25% 7.50% 8.75% 10.00% Allowance for Loan Losses to Total Loans CCBX partner agreements provide for a credit enhancement(1) that covers the net-charge-offs on CCBX loans and negative deposit accounts CCBX partners were responsible for and reimbursed the Company for 98.0% of the $56.2 million in net charge-offs for CCBX loans for the quarter ended December 31, 2024 Funding for losses: (1) Cash reserve accounts(2) that are pledged by partners and held at the Bank from which losses can be collected from that is then replenished by the partner on a regular interval; or (2) Alternative funding plans may be implemented to better align with the partner's specific situation (1) Except in accordance with the program agreement for one partner where the Company was responsible for credit losses on approximately 5% of a $324.6 million loan portfolio. At December 31, 2024, 5% of this portfolio represented $20.6 million in loans. Previous to April 1, 2024 the Company was responsible for 10% of the losses on this portfolio.. (2) $69.3 million in CCBX cash reserves that are controlled by the Bank at December 31, 2024 and are designated for partner loan losses.

COASTAL WORLD

Opportunity and Potential

Coastal World is an immersive 3D web platform that promotes, educates, and informs visitors about digital banking solutions that best fit their lifestyle, values, or specific financial situations through a fun and engaging online experience.

Engagement

- The next generation of banking customers are comfortable with engaging online with 4.8 billion world wide social media users.
- They are willing to spend their time and money online.

Conversion

As the "Digital Evolver" visits the experience, we will gather valuable demographic information to inform targeted marketing and create custom conversion funnels to acquire new partner customers.


COASTAL
WORLD
www.coastalworld.com

2024 Statistics

- 110,000 visits
- 54% male visitors
- 46% female visitors
- 6,900 unique email addresses collected since launch
- 4:02 min average time on site; compared to 54 second industry standard
- $0 spent on advertising

Visitor Interests

1. Saving - 15,000
2. Environment - 12,000
3. Family Finance - 5,200
4. Business Finance - 4,600
5. Smart Spending - 4,100
6. Health & Wellness - 4,000
7. Budgeting - 2,600
8. Giving Back - 2,300
9. Building Credit - 2,000

Partner Site Referrals

1. ONE - 980
2. Robinhood - 851
3. LendingPoint – 484
4. Aspiration – 473
5. Bluevine - 432
6. Kikoff - 413
7. Possible – 376
8. Brigit - 330
9. Prosper - 321
10. InComm - 316
11. Till - 303

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20 APPENDIX

COASTAL COMMUNITY BANK OVERVIEW

Dedication to Community Banking

- Established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region
- Offers traditional lending and deposit products to commercial and retail customers as well as treasury management, remote deposit capture and credit processing
- Largest bank by deposit market share in Snohomish County(1)

Institution name	Market Share
Coastal Community Bank	**17.46 %**
Bank of America, National Association	16.48 %
JP Morgan Chase Bank, National Association	16.04 %
Wells Fargo, National Association	9.37 %
US Bank, National Association	8.29 %

CCB's Branch Footprint



Mount Vernon
Everett
Seattle

14 banking locations
- 12 in Snohomish County
- 1 in Island County
- 1 in King County

Notable Employers

Boeing, Providence Health & Services, Naval Station Everett, Department of the Navy, Costco Wholesale, Amazon, Microsoft, Tulalip Resort Casino, Starbucks Coffee

Accolades and Recognitions

Everett Herald Readers Choice "Best Bank" "Best Mortgage" "Best Place to Work" 2023

"Fastest Growing Mid-Market Company in the Northwest" Puget Sound Business Journal 2023

Stanwood & Camano News "Best Bank" 2013 - 2024

RAYMOND JAMES — Raymond James "Community Bankers Cup Award" 2019-2023

PIPER | SANDLER — Piper Sandler "Bank and Thrift Sm-All Stars" 2019 -2023

"Corporate Citizenship" Puget Sound Business Journal 2022-2023

"Corporate Philanthropist" Puget Sound Business Journal 2023-2024

KBW — A Stifel Company — KBW Bank Honor Roll Award 2024

Hovde Group "Hovde's High Performers" 2022 - 2024

(1) FDIC Summary of Deposits June 30, 2024.
Note: Data as of December 31, 2024 unless otherwise indicated

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22 CRE - Non- Owner Occupied 16.2% CRE - Owner Occupied 11.4% C&I 8.4% Installment loans 18.9% Credit cards 15.1% Other consumer .6% 1-4 Family 13.4% Construction and Land Development 4.2% Multifamily 11.8% LOAN COMPOSITION Consolidated Loan Composition Community Bank Loan Concentrations by County Consolidated Commercial & Industrial (“C&I”) Portfolio • $293.4 million total C&I loans ◦ $109.0 million in capital call lines ◦ $180.3 million in other C&I loans ◦ $2.3 million in PPP Small Business Administration (“SBA”) C&I loans ◦ $1.8 million in other SBA C&I loans Consolidated Commercial Real Estate (“CRE”) Portfolio • $1.52 billion total CRE & Construction, Land and Land Development loans ◦ $107.2 million of SBA 504 loans in portfolio ◦ 184% regulatory aggregate CRE to total risk-based capital(1) Consolidated 1-4 Family Real Estate Portfolio • $469.8 million total 1-4 family loans ◦ $6.1 million purchased from financial institutions and were individually re-underwritten ◦ $267.7 million in CCBX loans, 100% of CCBX 1-4 family real estate loans have credit enhancement Consumer Loans • Total $1.21 billion ◦ $1.19 billion in CCBX loans, 98.3% of total CCBX consumer loans have credit enhancements ▪ Credit cards, consumer term loans & lines of credit (1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of December 31, 2024. Note: Data as of and for the quarter ended December 31, 2024, unless otherwise indicated. Investor Real Estate 32.2% Owner Operated Businesses 19.8% Snohomish 30.4% King 25.1% Out of State 11.9%Pierce 7.8% Other WA Counties 6.7% Whatcom 6.0% Skagit 3.5% Spokane 3.7% Island 2.0% Thurston 2.9%

CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH

CCBX Loan Portfolio Information
December 31, 2024

(dollars in thousands; unaudited)	Type of Lending	Balance	Percent of CCBX loans receivable	Available Commitments [(1)]	Maximum Portfolio Size	Number of Accounts [(2)]	Average Loans Size	Cash Reserve/ Pledge Account Amount [(3)]
Commercial and industrial loans:								
Capital call lines	Business - Venture Capital	$ 109,017	6.8 %	$ 550,948	$ 350,000	135	$ 807.5	$ —
All other commercial & industrial loans	Business - Small Business	33,961	2.1	19,104	480,069	3,064	11.1	834
Real estate loans:								
Home equity lines of credit [(4)]	Home Equity - Secured Credit Cards	267,707	16.7	453,369	375,000	10,092	26.5	36,241
Consumer and other loans:								
Credit cards - cash secured	Credit Cards - Primarily Consumer	211		—				—
Credit cards - unsecured	Credit Cards - Primarily Consumer	528,343		717,198				26,742
Credit cards - total [(2)]		528,554	33.0	717,198	820,000	301,799 [(2)]	—	26,742
Installment loans - cash secured	Consumer	127,014		15,806				—
Installment loans - unsecured	Consumer	529,783		—				5,332
Installment loans - total		656,797	40.9	15,806	1,774,533	690,596	1.0	5,332
Other consumer and other loans	Builder & Unsecured consumer	7,983	0.5	1	5,398	163,550	—	196
Gross CCBX loans receivable		1,604,019	100.0 %	$ 1,756,426	$ 3,805,000	1,169,236	$ 1.4	$ 69,345
Net deferred origination fees		(442)						
Loans receivable		$ 1,603,577						

(1) Remaining commitment available, net of outstanding balance.
(2) Credit card number of accounts does not include off balance sheet accounts (182,449) that are processed by the Company, but for which there is no corresponding balance on the balance sheet.
(3) Balances are as of January 8, 2025.
(4) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.

98.7% of total CCBX loans are covered by credit enhancements

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DEPOSIT COMPOSITION

Emphasis on core deposits has helped generate an attractive funding mix

- Core deposits are all deposits excluding time deposits and brokered deposits
- Core deposits were 89.6% of total loans as of December 31, 2024
- Core deposits were 87.1% of total deposits as of December 31, 2024
- Noninterest bearing deposits of $527.5 million as of December 31, 2024
  - Community bank noninterest bearing deposits of $471.8 million, or 31.0% of community bank deposits
  - CCBX noninterest bearing deposits of $55.7 million, or 2.7% of CCBX deposits as of December 31, 2024
- $414.0 million in fully insured IntraFi network deposits as of December 31, 2024, compared to $384.3 million as of September 30, 2024.
- 84.9% of total deposits are FDIC insured
- CCBX deposits are net of an additional $273.2 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage
- Ability to use funding from BaaS program and to transfer deposits off the balance sheet when not needed.

Deposit Composition



Core Deposits 87.1%
Savings 1.9%
Time deposits < $100K .2%
Time deposits > $100K .3%
Other deposits 12.4%
Demand, noninterest bearing 14.7%
Interest bearing demand and money market 70.5%

Community Bank vs. CCBX Deposits



CCBX 57.6%
Community Bank 42.4%

Note: Data as of and for the quarter ended December 31, 2024 unless otherwise indicated.

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25 DEPOSIT COSTS • Cost of total deposits was 3.21% for the quarter ended December 31, 2024 compared to 3.59% for the quarter ended September 30, 2024, and 3.36% for the quarter ended December 31, 2023 ◦ Cost of deposits for the community bank and CCBX were 1.86% and 4.19%, respectively, for the quarter ended December 31, 2024 • Deposit costs decreased from last quarter and the same quarter last year • We continue to focus on managing our deposits to hold down deposit costs when possible - the recent decrease in the Fed funds rate is expected to lower cost of deposits in future periods Note: Data as of and for the quarter ended December 31, 2024 unless otherwise indicated. 3.36% 3.59% 3.21% Consolidated December 31, 2023 September 30, 2024 December 31, 2024 —% 1.00% 2.00% 3.00% 4.00% 5.00% (annualized)

26 LOAN AND DEPOSIT GROWTH $3.02 $3.41 $1.83 $1.90 $1.88 $1.19 $1.60 Community Bank CCBX December 31, 2023 September 30, 2024 December 31, 2024 Loans increased $72.7 million or 2.1% from September 30, 2024 and growth of 15.4% since December 31, 2023 Additional $273.2 million in CCBX deposits were transferred off the balance sheet as of December 31, 2024 $3.36 $1.50 $1.52 $1.52 $1.86 $2.10 $2.06 Community Bank CCBX December 31, 2023 September 30, 2024 December 31, 2024 (Dollars in billions) (Dollars in billions) Cost of Deposits 3.21% for the Quarter Ended December 31, 2024 and down from 3.36% from December 31, 2023 Total DepositsTotal Loans Receivable Note: Data as of and for the quarter ended December 31, 2024, unless otherwise indicated Additional CCBX loan sales expected as we continue to optimize our CCBX portfolio, manage credit quality, portfolio limits and partner limits $845.5 million in CCBX loans sold during the three months ended December 31, 2024 $3.62$3.48 $3.58 $1.51

27 ASSET QUALITY (1) These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements, see note below for more information. CCBX loans represent 1.52% and 1.79% for NPAs/Total Assets and NPLs/Loans Receivable, respectively as of December 31, 2024. NPAs / Total Assets NPLs / Loans Receivable 0.04% 0.07% 1.06% 1.44% 1.52% 2020 2021 2022 2023 2024 0.05% 0.10% 1.26% 1.78% 1.80% 2020 2021 2022 2023 2024 (1) (1) (1) (1) (1) (1) • As of December 31, 2024, $19.5 million in CCBX nonaccrual loans are included in NPAs and NPLs ◦ Due to a collection practice that places certain CCBX loans on nonaccrual status to improve collectability ◦ $17.2 million of these loans are less than 90 days past due as of December 31, 2024

NON-GAAP RECONCILIATION –CCBX Net BaaS Loan Income Interest Margin

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on CCBX net loan income and yield on CCBX loans.

Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin.

CCBX net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on CCBX net interest income. The most directly comparable GAAP measure is CCBX net interest income.

CCBX net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on CCBX net interest rate margin. The most directly comparable GAAP measure is CCBX net interest margin.

Reconciliations of the GAAP and non-GAAP measures are presented below.

CCBX	As of and for the Three Months Ended		
(dollars in thousands; unaudited)	December 31, 2024	September 30, 2024	December 31, 2023
Net BaaS loan income divided by average CCBX loans:			
CCBX loan yield (GAAP)[1]	16.81 %	17.37 %	16.30 %
Total average CCBX loans receivable	$ 1,527,178	$ 1,552,443	$ 1,196,137
Interest and earned fee income on CCBX loans (GAAP)	64,532	67,778	49,143
BaaS loan expense	(30,720)	(32,698)	(21,126)
Net BaaS loan income	$ 33,812	$ 35,080	$ 28,017
Net BaaS loan income divided by average CCBX loans [1]	8.81 %	8.99 %	9.29 %
CCBX net interest margin, net of BaaS loan expense:			
CCBX net interest margin [1]	9.29 %	9.65 %	7.90 %
CCBX earning assets	2,110,954	2,048,918	1,765,502
Net interest income (GAAP)	49,296	49,723	35,154
Less: BaaS loan expense	(30,720)	(32,698)	(21,126)
Net interest income, net of BaaS loan expense	$ 18,576	$ 17,025	$ 14,028
CCBX net interest margin, net of BaaS loan expense [1]	3.50 %	3.31 %	3.15 %

[1] Annualized for periods presented.

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NON-GAAP RECONCILIATION –Net Interest Margin, net of BaaS Loan Expense

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin.

Net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income.

Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest rate margin. The most directly comparable GAAP measure is net interest margin.

Reconciliations of the GAAP and non-GAAP measures are presented below.

Consolidated	As of and for the Three Months Ended				
(dollars in thousands; unaudited)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net interest margin, net of BaaS loan expense:					
Net interest margin [1]	7.23 %	7.42 %	7.12 %	6.92 %	6.26 %
Earning assets	$ 3,980,078	$ 3,875,911	$ 3,736,579	$ 3,613,769	$ 3,581,772
Net interest income (GAAP)	72,377	72,273	66,172	62,206	56,473
Less: BaaS loan expense	(30,720)	(32,698)	(29,011)	(26,107)	(21,126)
Net interest income, net of BaaS loan expense	$ 41,657	$ 39,575	$ 37,161	$ 36,099	$ 35,347
Net interest margin, net of BaaS loan expense [1]	4.16 %	4.06 %	4.00 %	4.02 %	3.92 %

[1] Annualized for periods presented.

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NON-GAAP RECONCILIATION – PPNR & Core Expense

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

Pre-tax, pre-provision net revenue ("PPNR") is presented to illustrate the impact of provision for income tax, provision for credit losses, BaaS credit and fraud indemnification income and BaaS loan expense have on net income. The most directly comparable GAAP measure is net income.

Core expenses is presented to illustrate the impact of BaaS loan expense, BaaS fraud expenses and reimbursement of expenses (BaaS) have on noninterest expense. The most directly comparable GAAP measure is noninterest expense.

(dollars in thousands, unaudited)	As of and for the Three Months Ended		
	December 31, 2024	September 30, 2024	December 31, 2023
Noninterest Expense excluding Baas loan expense, BaaS fraud expense and reimbursement of expenses -BaaS ("Core expense")			
Total noninterest expense (GAAP)	$ 67,411	$ 64,424	$ 47,709
Less: BaaS loan expense	(30,720)	(32,698)	(21,126)
Less: BaaS fraud expense	(5,043)	(2,084)	(779)
Less: Reimbursement of expenses	(812)	(565)	(266)
Total noninterest expense exluding BaaS loan expense, BaaS fraud expense and reimbursement of expenses - BaaS ("Core expense")	$ 30,836	$ 29,077	$ 25,538
Pre-tax, pre-provision net revenue, adjusted for provision for credit losses, provision for income taxes, indemnification income and BaaS loan expense ("Core PPNR")			
Net income	$ 13,367	$ 13,456	$ 9,012
Plus: Provision for credit losses	61,867	70,257	60,789
Plus: Income tax expense	3,832	2,926	2,847
Less: Credit and fraud indemnification income	(67,140)	(72,192)	(59,228)
Plus: BaaS expense	35,763	34,782	21,905
Less: BaaS loan expense	$ (30,720)	$ (32,698)	$ (21,126)
Pre-tax,pre-provision net revenue, adjusted for indemnification income ("Core PPNR")	$ 16,969	$ 16,531	$ 14,199

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NON-GAAP RECONCILIATION – Core Net Revenue

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

Core net revenue is presented to illustrate the impact of BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (BaaS) and BaaS loan expense have on revenue. The most directly comparable GAAP measure is revenue.

	As of and for the Three Months Ended				
(dollars in thousands, unaudited)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Revenue excluding BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (BaaS) and BaaS loan expense ("Core net revenue")					
Total net interest income (GAAP)	$ 72,377	$ 72,273	$ 66,172	$ 62,206	$ 56,473
Total noninterest income (GAAP)	74,100	78,790	69,138	86,176	63,884
Total Revenue	$ 146,477	$ 151,063	$ 135,310	$ 148,382	$ 120,357
Less: BaaS credit enhancements	(62,097)	(70,108)	(60,826)	(79,808)	(58,449)
Less: BaaS fraud enhancements	(5,043)	(2,084)	(1,784)	(923)	(779)
Less: Reimbursement of expenses (BaaS)	(812)	(565)	(857)	(254)	(266)
Less: BaaS loan expense	(30,720)	(32,698)	(29,011)	(26,107)	(21,126)
Total revenue excluding BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (BaaS) and BaaS loan expense ("Core net revenue")	$ 47,805	$ 45,608	$ 42,832	$ 41,290	$ 39,737

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